                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

NAME:                                        JURISDICTION OF FORMATION:                       DOING BUSINESS AS:

     Panavision GP Inc.                                 Delaware

     Panavision International, L.P.                     Delaware

     Panavision Remote Systems LLC                      California

     Panavision Federal Systems, LLC                    Delaware

     Panavision U.K. Holdings, Inc.                     Delaware

     PANY Rental Inc.                                   New York                              Panavision New York

     TFN Lighting Corp.                                 Delaware

     LPPI, LLC                                          California

     Panavision U.K L.P.                                United Kingdom

     Panavision Europe Limited                          United Kingdom

     Lee Lighting Limited                               United Kingdom

     Lee Lighting Limited                               Isle of Man

     Samuelson Group, Limited                           United Kingdom

     Lee Filters Limited                                United Kingdom

     Camera Bellows Limited                             United Kingdom

     Panavision Polska z.o.o.                           Poland

     Camera Rentals Ireland Limited                     Ireland

     Panavision (1998) Limited                          New Zealand

     Panavision NZ Limited                              New Zealand

     Film Facilities Ltd.                               New Zealand

     Panavision Lighting NZ Limited                     New Zealand

     Panavision Alga Paris Sarl                         France

     Cinecam Sarl                                       France

     Technovision France SAS                            France

     Panavision Australia Pty. Limited                  Australia

     Panavision Asia Pacific Pty. Limited               Australia

     John Barry Group Pty. Limited                      Australia

     Panavision Lighting Asia Pacific Pty. Limited      Australia

     Panavision Asia Pte. Limited                       Singapore

     Panavision Luxembourg Sarl                         Luxembourg

     Panavision Canada Holdings Inc.                    Canada

     Panavision (Canada) Corporation                    Canada